                                                                      EXHIBIT 21

                         Alpha Technologies Group, Inc

                        Subsidiaries of the Registrant


Wakefield Engineering, Inc. (Incorporated in Delaware)
Wakefield Extrusion, Inc. (Incorporated in California)
Lockhart Industries, Inc. (Incorporated in California)
Uni-Star Industries, Inc. (Incorporated in Delaware, does business as Microdot
  Connectors)
Microdot Connectors Europe, Ltd (Organized in the United Kingdom)
Malco Technologies, Inc. (Incorporated in Delaware)